AMENDMENT NO. 1 TO PARTNERSHIP AGREEMENT
                                     BETWEEN
                    CONTINENTAL GRAIN COMPANY ["CONTINENTAL"]
                                       AND
                 HARVEST STATES COOPERATIVES ["HARVEST STATES"]
                           [THE PARTNERSHIP AGREEMENT]

         This Amendment No. 1 to the Partnership Agreement dated as of September 28, 1992 is made effective June 1, 1997 by and between Continental and Harvest States.

         WHEREAS, Continental and Harvest States desire to amend the Partnership Agreement in accordance with the terms of this Amendment No. 1.

         NOW, THEREFORE, Continental and Harvest States agree as follows:

1. All capitalized terms used herein, unless otherwise defined herein, have the same meaning given to them in the Partnership Agreement.

2. Paragraph 2.4 of the Partnership Agreement is hereby amended to read as follows:

         "2.4 Duration. The Partnership shall commence on September 15, 1992 and shall continue through the close of business on May, 31 2002, unless sooner terminated as provided herein. The term of the Partnership shall be extended automatically for three [3] successive five [5] year periods unless either Partner delivers written notice to the other Partner not less than one hundred eighty [180] days prior to the expiration of the then current term that it elects not to renew or extend the term of the Partnership. In no event, however, shall the term of the Partnership continue beyond 2017 without the written agreement of both Partners."

3. Section 5.4 of the Partnership Agreement is hereby amended to read as follows:

         "5.4 Deadlock. If the Management Committee cannot agree on any Fundamental Issue within thirty [30] days following the Management Committee meeting at which a decision on such Fundamental Issue was sought, or within thirty [30] days of any such Fundamental Issue being submitted to the members of the Management Committee for approval, then such matter shall be submitted to the Chief Executive Officer of Harvest States Cooperatives and the Chief Executive Officer of Continental Grain
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         Company to resolve. If the above mentioned executives of the Partners are unable to resolve such deadlocked Fundamental Issue within thirty [30] days following submission of the matter to them for resolution, then the matter shall be submitted to arbitration in accordance with
         Section 12.2 of this Partnership Agreement."

4. Section 5.5 of the Partnership Agreement is hereby amended to read as follows:

         "5.5 Subcommittees. The Management Committee shall appoint such subcommittees as it deems advisable, each with an equal number of representatives from each Partner."

5. The first sentence of Section 6.1[a] of the Partnership Agreement is deleted and replaced in its entirety by the following:

         "The General Manager shall be a Continental employee so long as the administration and trading functions of the Partnership are predominantly operated out of Harvest States' facilities. If the Partnership's administration and trading functions are moved to any Continental facility, the General Manager shall be an employee of Harvest States."

6. The last sentence of Section 6.1[a] is hereby amended to read as follows:

         "...The General Manager shall enter into transactions on behalf of the Partnership except that the General Manager is not authorized to take any action on a Fundamental Issue unless such action shall have been approved by the Management Committee pursuant to Section 5.2[c]."

7. The Partnership Agreement is hereby amended by adding the following two [2] sections under Article VIII. NATURE OF OBLIGATIONS; INDEMNITIES;
         CHARGES:

         "8.4 Administrative Expenses. The expenses incurred by Continental in it's Portland, Oregon office to provide the Partnership with export administration support shall be provided at no cost to the Partnership. Similarly, the expenses incurred by Harvest States in it's St. Paul, Minnesota office to provide the Partnership with accounting and trading administrator support shall be provided at no cost to the Partnership."

         "8.5 Insurance. The Partnership shall purchase and maintain commercial general liability and property insurance on the Tacoma Facility and other insurance coverages, with deductibles and limits, as established and approved by the Management Committee. Initially, the Management Committee establishes and approves the insurance with the coverages, limits and deductibles set forth on the Certificates of Insurance attached hereto as Exhibit A. The coverages, limits and deductibles shall not be changed without the approval of the Management Committee."

8. Section 11.1[b] of the Partnership Agreement is deleted in it entirety and replaced with the following:

         "[b] If either Partner requests dissolution in writing within thirty [30] days of the sale, assignment or transfer of any Strategic Asset to the other Partner or to a third party pursuant to Section 19.10 of this Agreement."

9. Section 11.2 of the Partnership Agreement is hereby amended by adding the following subparagraphs [e] and [f]:

         "[e] In conjunction with dissolution and liquidation of the Partnership, Continental shall pay to the Partnership the then book value [net of accumulated depreciation] of all capital improvements and/or repairs made by the Partnership to the Tacoma Facility during the term of the Partnership and which have been authorized to be made by the Management Committee.

         [f] In conjunction with dissolution and liquidation of the Partnership, the shares of the Bank of Cooperatives (the "COBANK") held by the Partnership shall be distributed equally to the Partners; provided, however, that in the event that COBANK will not transfer the Partnership's shares in COBANK stock to Continental, then Harvest States will purchase all of the COBANK shares owned by the Partnership from the Partnership at the Net Present Value [NPV] of the stated carrying value of such shares as expressed on the Partnership's financial statements. It being understood that the NPV would be computed based upon the cash payout formula for stock redemption in use by COBANK at the date of the dissolution. The discount factor to be used for calculating the NPV would be 100 basis points over the applicable United States Treasury Note rate for the cash payout period."

10. The third sentence of Section 12.2 of the Partnership Agreement is hereby amended to read as follows:

         "Conditions of any such arbitration shall include [a] that the arbitrators shall not have the authority to modify, amend or supplement the terms of this Agreement, and shall interpret this Agreement strictly in accordance with its terms; [b] that the amount of capital required to be contributed by a Partner to the Partnership shall not be increased; and [c] that the Partner submitting such controversy or dispute to arbitration shall appoint its arbitrator within fifteen [15] Business Days after the date of such submission."

11.      The Partnership Agreement is hereby amended by adding the following
         Section 19.10:

         "19.10 First and Last Rights of Refusal. This provision will apply under either of the below circumstances:

                  [a] Continental wishes to sell, transfer, sublease or assign the Tacoma Facility to a third party [whether a corporation, partnership, or individual]; or

                  [b] Harvest States wishes to sell, transfer, sublease or assign any of the Line Elevators, set forth in Exhibit B hereto, to a third party [whether a corporation, partnership or individual] who directly or indirectly operates a grain elevator in the Pacific Northwest for the export of corn and/or soybeans.

                  For the purposes of this Agreement, the Tacoma Elevator and the Line Elevators set forth in Exhibit B, shall be individually and collectively known as the "Strategic Asset[s]".

         When either of the above events occurs [the "Proposed Transfer"], the applicable Partner shall provide the other Partner with at least thirty [30] days prior written notice. During such thirty [30] day period the Partner receiving such notice shall have the first right to acquire the Strategic Assets being disposed. The Partners shall negotiate the terms and conditions of such acquisition in good faith.

         If the Partners are unable to reach agreement on the terms of such Proposed Transfer within such thirty [30] day period, the other Partner shall be free to proceed with the Proposed Transfer of its interest in the Strategic Asset to a third party, provided that the Partner divesting the Strategic Assets shall provide the other Partner with at least thirty [30] days prior written notice of a Proposed Transfer to any third party, which notice shall contain the terms and conditions of the Proposed Transfer along with any documents or agreements relating thereto. The other Partner shall then have the right [the "Last Right"] during such thirty [30] day period to match the terms of the Proposed Transfer by sending written notice thereof to the other Partner within such thirty [30] day period. If the Partner receiving such notice exercises its Last Right, the Proposed Transfer shall be made upon the same terms and conditions contained in the written notice. If the Partner receiving such notice fails to exercise its Last Right within such thirty [30] day period, the other Partner shall be free to transfer its interest in the Strategic Assets on the original terms and conditions of the Proposed Transfer. If the Proposed Transfer is not consummated within the following ninety [90] day period, or the terms and conditions of the Proposed Transfer are changed, it and all subsequent Proposed Transfers shall again become subject to the terms of this Section. For this purpose Strategic Assets are defined to include the Tacoma Facility and the Line Elevators owned and operated by Harvest States as set forth in Exhibit B, attached hereto."

12. The Partnership Agreement is hereby amended by adding the following section under Article XIII CONFIDENTIAL INFORMATION:

         "13.2 Non-Solicitation Clause. During the duration of this Agreement each Partner represents that it will not initiate employment discussions with personnel employed by the other Partner by direct contact or through executive search firms, employment agencies, or other indirect means, for so long as such personnel is employed by the Partner and for an additional six [6] months after such personnel leaves that Partner's employ. It being understood that this would not apply in instances where personnel from either Partner are responding to general advertisements of job openings."

13. Except as amended above, the remaining terms and conditions of the Partnership Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 effective as of June 1, 1997.

                                        HARVEST STATES COOPERATIVES

                                        By: /s/ Michael H. Bergeland
                                            ------------------------------------
                                            Its: Group Vice President
                                                 -------------------------------
                                                 Grain & Agri Services


                                        CONTINENTAL GRAIN COMPANY

                                        By: /s/ John Zick
                                            ------------------------------------
                                            Its: Sr. VP/& General Manager
                                                 -------------------------------
                                                 North American Grain Division
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                                    EXHIBIT B

                 Farm Marketing & Supply Unit Train Facilities

                                  Marshall, MN

                                  Ruthton, MN

                                   Morris, MN

                                 West Fargo, ND

                                  Mooreton, ND

                           French (Fergus Falls), MN

                                  Milbank, SD

                                   Groton, SD

                              Lowry (Soo Line), MN

                                  Galchutt, ND

                                   Canton, SD

                                   Corson, SD

                                 Wentworth, SD

                                  Mitchell, SD